ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of [signature] Ross Miller Secretary of State State of Nevada	Document Number 20070634612-91
	Filing Date and Time 09/17/2007 1:45 PM
	Entity Number E0648352007-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	FREIGHT MANAGEMENT CORP.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	THE NEVADA AGENCY AND TRUST COMPANY Name 50 WEST LIBERTY STREET, SUITE 880 — RENO (City) — Nevada 89501 (Zip Code) (MANDATORY) Physical Street Address (OPTIONAL) Mailing Address — City — State Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 75,000,000 — Par value per share: $ .001 — Number of shares without par value: 0
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. IBRAHIM ABOTALEB Name 24 EL GAMMAL ST, CLEOPATRA HAMMAT — ALEXANDRIA, EGYPT (City) — 21311 (State Zip Code) Street Address 2. Name Street Address — City — State Zip Code 3. Name Street Address — City — State Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: ANY LAWFUL BUSINESS ACTIVITY
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	AMANDA CARDINALLI — X [signature] Name — Signature 50 WEST LIBERTY STREET, SUITE 880 — RENO (City) — NV 89501 (State Zip Code) Address
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] — 9-17-07 Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form must be accompanied by appropriate fees.

<DOCUMENT>
<TYPE>EX-3.1.2
<SEQUENCE>2
<FILENAME>ex3-12.txt
<DESCRIPTION>CERTIFICATE OF CHANGE
<TEXT>

Exhibit 3(i).2

ROSS MILLER
Secretary of State
254 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(776) 684 5708
Website: www.nvsos.gov

Document Number
00002633095-68
Filing Date and Time
03/15/2010 2:30 PM
Entity#
E0648352007-4

Filed in the office of
/s/ Ross Miller
Ross Miller
Secretary of State
State of Nevada

CERTIFICATE OF CHANGE PURSUANT
TO NRS 78.209

ABOVE SPACE IS FOR OFFICE USE ONLY

CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
FOR NEVADA PROFIT CORPORATIONS

1. Name of corporation:

   Freight Management Corp.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

   75,000,000 shares of common stock, with $0.001 par value per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

   1,800,000,000 shares of common stock, with $0.001 par value per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

   24 shares of common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

   N/A

7. Effective date of filing (optional): March 15, 2010
(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X /s/ Ibrahim Abotaleb — President and CEO
Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
</TEXT>
</DOCUMENT>

<DOCUMENT>
<TYPE>EX-3.1.3
<SEQUENCE>3
<FILENAME>ex3-13.txt
<DESCRIPTION>ARTICLES OF MERGER
<TEXT>

EXHIBIT 3(i).3

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Document Number
00002633094-57
Filing Date and Time
03/15/2010 2:31 PM
Entity Number

Filed in the office of

/s/ Ross Miller
ROSS MILLER
Secretary of State
State of Nevada

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

Freight Management Corp.
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Genesis Biopharma, Inc.
Name of merging entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of merging entity

Jurisdiction

Entity type *

Name of merging entity

Jurisdiction

Entity type *

and,

Freight Management Corp.
Name of surviving entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 2

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

[X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Freight Management Corp.
Name of merging entity, if applicable

Genesis Biopharma, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Freight Management Corp.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 3

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.
ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 4

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 5

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article One of the Articles of Incorporaton of Freight Management Corp. is hereby amended to change the name of the Corporation to "Genesis Biopharma, Inc."

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)": March 15, 2010

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A. 180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

ARTICLES OF MERGER
(PURSUANT TO NRS 92A.200)
PAGE 6

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (if there are more than four merging entities, check box [ ] and attach an "8 1/2 x 11 " blank sheet containing the required information for each additional entity.):

Freight Management Corp.
Name of merging entity

/s/ Ibrahim Abotaleb President 3/15/2010

Signature	Title	Date

Genesis Biopharma, Inc.
Name of merging entity

/s/ Robert Brooke	President	3/15/2010
Signature	Title	Date

Name of merging entity

Signature	Title	Date

Name of merging entity

Signature	Title	Date

Freight Management Corp.
Name of surviving entity

/s/ Ibrahim Abotaleb	President	3/15/2010
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger is made as of March 15, 2010, by and between Genesis Biopharma, Inc., a Nevada corporation (the "Merging Corporation"), and Freight Management Corp., a Nevada corporation (the "Surviving Corporation"). (The corporations together are sometimes referred to below as the "Constituent Corporations.")

The Constituent Corporations agree as follows:

1. The Merging Corporation is duly organized, existing, and in good standing under the laws of the State of Nevada. It has one thousand (1,000) shares of authorized capital stock, all of which are issued and outstanding.

2. The Surviving Corporation is duly organized, validly existing, and in good standing under the laws of the State of Nevada. It has one billion eight hundred million (1,800,000,000) shares of authorized capital stock, all of which are designated as common stock. One hundred twenty-one million four hundred forty thousand (121,440,000) shares of common stock are issued and outstanding (taking into effect a 24-for-1 forward stock split effectuated by the Surviving Corporation on March 15, 2010, which post-split shares are subject to a mandatory exchange by the Surviving Corporation's stockholders of stock certificates issued prior to the stock split).

3. The Boards of Directors of the Constituent Corporations deem it in the best interests of the corporations and their stockholders that the Merging Corporation be merged with and into Surviving Corporation in accordance with Nevada Revised Statutes Chapter 92A. The Boards hereby adopt on behalf of their

corporations the plan of reorganization set forth in this Agreement and Plan of Merger.

4. Merger. The Merging Corporation shall be merged with and into the Surviving Corporation, which shall survive the merger. The Merging Corporation's separate existence shall cease on the effective date of the merger, which shall be the later of March 15, 2010, or the date on which the Articles of Merger are accepted for filing by the Office of the Secretary of State of the State of Nevada. Without any other transfer or documentation, on the effective date of the merger, the Surviving Corporation shall (i) succeed to all of the Merging Corporation's rights and property; and (ii) be subject to all the Merging Corporation's liabilities and obligations.

Notwithstanding the above, after the effective date of the merger, the Surviving Corporation's proper officers and directors may perform any acts necessary or desirable to vest or confirm the Surviving Corporation's possession of and title to any property or rights of the Merging Corporation, or otherwise carry out this Agreement's purposes. This includes execution and delivery of deeds, assurances, assignments, or other instruments.

5. Conversion of Shares. By virtue of the merger and without any action by any stockholder, upon the effective time of the merger, all of the shares of the Merging Corporation will be converted into and will become that number of fully paid and nonassessable shares of the Surviving Corporation's common stock
and thereafter retired and cancelled. No fractional shares of the Surviving Corporation shall be issued.

The shares of Surviving Corporation outstanding immediately prior to the merger shall not be changed by reason of the merger.

6. Change in Articles of Incorporation and Bylaws: The Surviving Corporation's Articles of Incorporation in effect on the effective date shall continue to be its Articles of Incorporation, except that Article First thereof shall be amended in its entirety to read as follows:

"The name of the corporation is: Genesis Biopharma, Inc."

The Surviving Corporation's Bylaws as in effect on the effective date of the merger shall continue to be its Bylaws without change as a result of the merger.

7. Officers and Directors: The Merging Corporation's officers immediately prior to the effective date of the merger shall become the officers of the Surviving Corporation effective upon the merger and replace such officers of the Surviving Corporation, until their successors have been duly elected or appointed and qualified; such that, as of the effective date of the merger, the Surviving Corporation's officers shall be as follows:

Robert Brooke -- President and Chief Executive Officer

Richard McKilligan -- Treasurer, Secretary, and Chief Financial Officer

The Surviving Corporation's directors shall continue and remain as such after the effective date of the merger for the full unexpired terms of their respective offices, or until their successors have been duly elected or appointed and qualified, subject to the resignations and appointments thereof.

8. Abandonment of Merger: Any time prior to the effective date, this merger may be abandoned without further obligation or liability by action of the

board of directors of either of the Constituent Corporations.

9. Counterparts: This Agreement and Plan of Merger may be executed in any number of counterparts, each of which shall constitute an original instrument.

[Signature Page Follows]


IN WITNESS WHEREOF, the parties hereto have executed this Agreement and Plan of Merger by their respective duly authorized officers, as of the date first written above.

FREIGHT MANAGEMENT CORP.
(to be renamed Genesis Biopharma, Inc.)
"Surviving Corporation"

By: /s/ Ibrahim Abotaleb

Ibrahim Abotaleb, President and Chief Executive Officer

GENESIS BIOPHARMA, INC.
"Merging Corporation"

By: /s/ Robert Brooke

Robert Brooke, President and Chief Executive Officer

</TEXT>
</DOCUMENT>

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090401

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

Genesis Giopharma, Inc.

2. Description of the original document for which correction is being made:

Certificate of Change

3. Filing date of the original document for which correction is being made: March 15, 2010

4. Description of the inaccuracy or defect.

Par value per share after the change was stated as "$0.001 par value per share."

5. Correction of the inaccuracy or defect.

Par value per share after the change should be corrected to state as "$0.000041666 par value per share."

6. Signature:

X [signature]

Authorized Signature

CFO
Title *

March 25, 2010
Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.